                                                                     EXHIBIT 5.1

                [LOGO OF GRAYCARY.TECHNOLOGY'S LEGAL EDGE (SM)]

                                                    400 Capitol Mall, Suite 2100
                                                      Sacramento, CA  95814-4411
                                                                www.graycary.com
                                                                O]  916-930-3250
                                                                F]  916-930-3201

July 27, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  MINDARROW SYSTEMS, INC. REGISTRATION STATEMENT ON FORM S-1/A

Ladies and Gentlemen:

As counsel to MindArrow Systems, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with a proposed sale of those certain shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), as set forth in the Registration Statement on Form S-1/A to which this opinion is being filed as Exhibit 5.1 (the "Registration Statement"). We have examined all instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium, or equitable principles relating to or limiting creditors' rights generally.

Based on such examination, and expressly subject to the assumptions and limitations set forth above, we are of the opinion that the Shares will be, upon effectiveness of the Registration Statement and receipt by the Company of full payment therefor, validly authorized, legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

Respectfully submitted,


/s/  GRAY CARY WARE & FREIDENRICH LLP

GRAY CARY WARE & FREIDENRICH LLP




   SILICON VALLEY   SAN DIEGO   SAN DIEGO/GOLDEN TRIANGLE   SAN FRANCISCO
                   AUSTIN   SEATTLE   SACRAMENTO   LA JOLLA